Exhibit 4.9

FIRST SUPPLEMENTAL INDENTURE

ADVANCED MEDICAL OPTICS, INC.

AND

U.S. BANK TRUST NATIONAL ASSOCIATION,

AS TRUSTEE

First Supplemental Indenture

Dated as of August 15, 2006

Supplementing the Indenture

Dated as of June 13, 2006

3.25 % Convertible Senior Subordinated Notes due 2026

THIS FIRST SUPPLEMENTAL INDENTURE (this “First Supplemental Indenture”), dated as of August 15, 2006, between Advanced Medical Optics, Inc., a Delaware corporation (the “Company”) and U.S. Bank Trust National Association, as trustee (the “Trustee”), under the Indenture, dated as of June 13, 2006 (the “Indenture”).

WITNESSETH:

WHEREAS, the Company and the Trustee have heretofore executed and delivered the Indenture providing for the issuance by the Company of 3.25% Convertible Senior Subordinated Notes due 2026 (the “Securities”);

WHEREAS, the Company and the Trustee desire to amend the Form of Note (attached as Exhibit A to the Indenture) to correct a provision that is inconsistent with other provisions of the Indenture;

WHEREAS, Section 11.01(f) of the Indenture provides that the Company and the Trustee may amend the Indenture to cure any ambiguity or to correct or supplement any provision contained in the Indenture that may be defective or inconsistent with any other provision of the Indenture provided that such action does not adversely affect the interest of the holders of the Notes in any material respect without notice to or consent of any security holder; and

WHEREAS, the Company has heretofore delivered or is delivering contemporaneously herewith to the Trustee (i) copies of resolutions of the Board of Directors of the Company authorizing the execution of this First Supplemental Indenture and (ii) the Officers’ Certificate and the Opinion of Counsel described in Section 11.05 of the Indenture.

WHEREAS, all other acts and proceedings required by law and the Indenture necessary to authorize the execution and delivery of this First Supplemental Indenture and to make this First Supplemental Indenture a valid and binding agreement for the purposes expressed herein, in accordance with its terms, have been complied with or have been duly done or performed.

NOW, THEREFORE, in consideration of the foregoing and notwithstanding any provision of the Indenture which, absent this First Supplemental Indenture, might operate to limit such action, the parties hereto, intending to be legally bound hereby, agree as follows:

ARTICLE ONE

AMENDMENTS

SECTION 1.01. Amendment of Form of Note. The Form of Note (attached as Exhibit A to the Indenture) is hereby amended and restated in its entirety to read as attached in Exhibit A hereto.

ARTICLE TWO

MISCELLANEOUS

SECTION 2.01. Reference to and Effect on the Indenture. On and after the Effective Date, each reference in the Indenture to “this Indenture,” “hereunder,” “hereof,” or “herein” shall mean and be a reference to the Indenture as supplemented by this First Supplemental Indenture unless the context otherwise requires. The Indenture, as supplemented by this First Supplemental Indenture, shall be read, taken and construed as one and the same instrument. Except as specifically amended above, the Indenture shall remain in full force and effect and is hereby ratified and confirmed.

SECTION 2.02. Governing Law. This First Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 2.03. Trust Indenture Act Controls. No modification of any provisions of the Indenture effected by this First Supplemental Indenture is intended to eliminate or limit any provision of the Indenture that is required to be included therein by the Trust Indenture Act of 1939, as amended, as in force as of the effectiveness of this First Supplemental Indenture.

SECTION 2.04. Trustee Disclaimer; Trust. The recitals contained in this First Supplemental Indenture shall be taken as the statements of the Issuers, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture. The Trustee accepts the trust created by the Indenture, as supplemented by this First Supplemental Indenture, and agrees to perform the same upon the terms and conditions of the Indenture, as supplemented hereby.

SECTION 2.05. Counterparts. This First Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall constitute but one and the same instrument.

SECTION 2.06. Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 2.07. Severability. In case any provision of this First Supplemental Indenture shall be invalid, illegal or unenforceable, including any amendment or waiver that, pursuant to Section 11.02 of the Indenture, requires the consent of each Holder affected, the validity, legality and enforceability of the remaining provisions shall not in any way be effected or impaired thereby.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed all as of the date hereof.

ADVANCED MEDICAL OPTICS, INC.

By:	/s/ Richard A. Meier
Name: Richard A. Meier
Title: Executive Vice President, Operations, President, Eye Care Business, and Chief Financial Officer

U.S. BANK TRUST NATIONAL ASSOCIATION

By:	/s/ Raymond S. Haverstock
Name: Raymond S. Haverstock
Title: Vice President

EXHIBIT A

THIS NOTE HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT, FOR PURPOSES OF SECTIONS 1272, 1273, AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. UPON THE REQUEST OF THE HOLDER OF THIS NOTE, THE COMPANY WILL PROMPTLY MAKE AVAILABLE TO THE HOLDER OF THIS NOTE, (1) THE ISSUE PRICE OF THE NOTE, (II) THE AMOUNT OF ORIGINAL ISSUE DISCOUNT IN RESPECT THEREOF, (III) THE ISSUE DATE OF THE NOTE, (IV) THE COMPARABLE YIELD OF THE NOTE, AND (V) THE PROJECTED PAYMENT SCHEDULE OF THE NOTE, IN EACH CASE AS DETERMINED UNDER THE ORIGINAL ISSUE DISCOUNT RULES OF THE U.S. INTERNAL REVENUE CODE. PLEASE CONTACT: ADVANCED MEDICAL OPTICS, INC., ATTN: INVESTOR RELATIONS DEPARTMENT, 1700 E. ST. ANDREW PLACE, SANTA ANA, CA 92705.

[Include only for Global Notes]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (THE “DEPOSITARY”, WHICH TERM INCLUDES ANY SUCCESSOR DEPOSITARY FOR THE CERTIFICATES) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT HEREIN IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

[Include only for Notes that are Restricted Securities]

THIS NOTE AND ANY COMMON STOCK ISSUABLE UPON THE CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON

THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THIS NOTE AND ANY COMMON STOCK ISSUABLE UPON THE CONVERSION OF THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO US OR ANY OF OUR SUBSIDIARIES, (2) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A TO A PERSON WHO THE TRANSFEROR REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT ACQUIRING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, INCLUDING UNDER RULE 144 (IF AVAILABLE), (4) TO AN INSTITUTIONAL INVESTOR THAT IS AN ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT (IF AVAILABLE) OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

THIS NOTE, ANY SHARES OF COMMON STOCK ISSUABLE UPON ITS CONVERSION AND ANY RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON RESALES AND OTHER TRANSFERS OF THIS NOTE AND ANY SUCH SHARES TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS NOTE AND SUCH SHARES SHALL BE DEEMED BY THE ACCEPTANCE OF THIS NOTE AND ANY SUCH SHARES TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT.

ADVANCED MEDICAL OPTICS, INC.

3.25% CONVERTIBLE SENIOR SUBORDINATED NOTES DUE 2026

CUSIP:

No.	$	_____________

Advanced Medical Optics, Inc., a Delaware corporation (herein called the “Company”, which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to                      or its registered assigns, [the principal sum of                      DOLLARS] [or, such amount as is indicated in the records of the Trustee and the Depositary]1 on August 1, 2026 at the office or agency of the Company maintained for that purpose in accordance with the terms of the Indenture, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, semi-annually on February 1 and August 1 of each year, commencing February 1, 2007, on said principal sum at said office or agency, in like coin or currency, at the rate per annum of 3.25%, from the February 1 or August 1, as the case may be, next preceding the date of this Note to which interest has been paid or duly provided for, unless the date hereof is a date to which interest has been paid or duly provided for, in which case from the date of this Note, or unless no interest has been paid or duly provided for on the Notes, in which case from June 13, 2006 until payment of said principal sum has been made or duly provided for. Notwithstanding the foregoing, if the date hereof is after any January 15 or July 15, as the case may be, and before the following February 1 or August 1, this Note shall bear interest from such January 15 or July 15; provided that if the Company shall default in the payment of interest due on such February 1 or August 1, then this Note shall bear interest from the next preceding February 1 or August 1 to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for on such Note, from June 13, 2006. Beginning with the six-month interest period commencing August 1, 2014, the Notes may accrue contingent interest. Contingent interest, if any, for any six-month interest period will be payable on the applicable February 1 or August 1 interest payment date. Except as otherwise provided in the Indenture, the interest payable on the Note pursuant to the Indenture on any February 1 or August 1 will be paid to the Person entitled thereto as it appears in the Note Register at 5:00 p.m., New York City time, on the applicable record date, which shall be the January 15 or July 15 (whether or not a Business Day) next preceding such February 1 or August 1, as provided in the Indenture; provided that any such interest not punctually paid or duly provided for shall be payable as provided in the Indenture. The Company shall pay interest on any Notes in certificated form by check mailed to the address of the Person entitled thereto as it appears in the Note Register. Payments to The Depository Trust Company will be made by wire transfer in immediately available funds to the account of the DTC or its nominee.

[1]	For Global Notes only.

The Company promises to pay interest on overdue principal, premium, if any, and (to the extent that payment of such interest is enforceable under applicable law) interest at the rate of 1% per annum above the rate borne by the Notes.

Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the holder of this Note the right to convert this Note into cash and, if applicable, shares of Common Stock on the terms and subject to the limitations referred to on the reverse hereof and as more fully specified in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

IN THE CASE OF ANY CONFLICT BETWEEN THE PROVISIONS OF THIS NOTE AND THE INDENTURE, THE PROVISIONS OF THE INDENTURE SHALL CONTROL. THE INDENTURE AND THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

ADVANCED MEDICAL OPTICS, INC.

By:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes described in the within-named Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

FORM OF REVERSE OF NOTE

ADVANCED MEDICAL OPTICS, INC.

3.25% CONVERTIBLE SENIOR SUBORDINATED NOTE DUE 2026

This note is one of a duly authorized issue of notes of the Company, designated as its 3.25% Convertible Senior Subordinated Notes due 2026 (herein called the “Notes”), limited in aggregate principal amount to $500,000,000, issued and to be issued under and pursuant to an Indenture dated as of June 13, 2006, (herein called the “Indenture”), between the Company and U.S. Bank National Association, as trustee (herein called the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Notes. Defined terms used but not otherwise defined in this Note shall have the respective meanings ascribed thereto in the Indenture.

If an Event of Default occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest on all Notes may be declared to be due and payable by either the Trustee or the holders of at least 25% in aggregate principal amount of the Notes then outstanding, and, upon said declaration the same shall be due and payable, (a) immediately if there shall no longer be a Senior Credit Facility or (b) if the Senior Credit Facility is in effect, immediately upon the earlier to occur of (i) the date indebtedness under the Senior Credit Facility is declared accelerated and (ii) the fifth Business Day after written notice of the declaration of such acceleration has been given to the agents under the Senior Credit Facility, in the manner, with the effect and subject to the conditions provided in the Indenture.

The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of a majority in aggregate principal amount of the Notes at the time outstanding, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of the Notes, subject to exceptions set forth in Section 11.02 of the Indenture. Subject to the provisions of the Indenture, the holders of a majority in aggregate principal amount of the Notes at the time outstanding may, on behalf of the holders of all of the Notes, waive any past default or Event of Default, subject to exceptions set forth in the Indenture. Upon any such waiver, said default shall for all purposes of this Note and the Indenture be deemed to have been cured and to be not continuing, but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

The indebtedness evidenced by the Notes is, to the extent and in the manner provided in the Indenture, contractually subordinated in right of payment or satisfaction to the prior payment or satisfaction in full in cash of all Senior Indebtedness of the Company, whether outstanding at the date of the Indenture or thereafter incurred, and this

Note is issued subject to the provisions of the Indenture with respect to such subordination. Each holder of this Note, by accepting the same, agrees to and shall be bound by such provisions and authorizes the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and appoints the Trustee his attorney-in-fact for such purpose.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall impair, as among the Company and the holder of the Notes, the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, on and interest on this Note at the place, at the respective times, at the rate and in the coin or currency herein and in the Indenture prescribed.

Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

The Notes are issuable in fully registered form, without coupons, in denominations of $1,000 principal amount and any multiple of $1,000. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, without payment of any service charge but with payment of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in connection with any registration or exchange of Notes, Notes may be exchanged for a like aggregate principal amount of Notes of any other authorized denominations.

At any time on or after August 4, 2014 and prior to maturity, the Notes may be redeemed at the option of the Company, in whole or in part, upon mailing a notice of such redemption not less than 30 calendar days but not more than 60 calendar days before the redemption date to each holder of Notes, all as provided in the Indenture, in cash at a redemption price equal to 100% of the principal amount of Notes being redeemed and accrued and unpaid interest to, but excluding, the redemption date; provided that if the redemption date is after a record date and on or prior to the corresponding interest payment date, the accrued and unpaid interest shall be payable to the holder of record of this Note on the preceding January 15 or July 15, as the case may be. The Company may not redeem any Notes if a default in the payment of interest on the Notes has occurred and is continuing.

The Notes are not subject to redemption through the operation of any sinking fund.

If a Fundamental Change occurs at any time prior to maturity of the Notes, this Note will be subject to a repurchase in cash, at the option of the holder, on a Fundamental Change Repurchase Date, specified by the Company, that is not less than 20 Business Days nor more than 35 Business Days after notice thereof, at a repurchase price equal to 100% of the principal amount hereof, together with accrued and unpaid interest on this Note to, but excluding, the Fundamental Change Repurchase Date , if any; provided that if such Fundamental Change Repurchase Date falls after a record date and on or prior the corresponding interest payment date, the accrued and unpaid interest shall be payable to the holder of record of this Note on the preceding January 15 or July 15, as the case may be. The Notes submitted for repurchase must be $1,000 in principal amount or whole multiples thereof. The Company shall mail to all holders of record of the Notes (and to beneficial owners as required by applicable law) a notice of the occurrence of a Fundamental Change and of the repurchase right arising as a result thereof on or before the 10th Business Day after the occurrence of such Fundamental Change. For a Note to be so redeemed at the option of the holder, the holder must deliver to the Paying Agent in accordance with the terms of the Indenture, the Repurchase Notice containing the information specified by the Indenture, together with such Note, duly endorsed for transfer, or (if the Notes are Global Notes) book-entry transfer of the Note, prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Fundamental Change Repurchase Date.

Subject to the terms and conditions of the Indenture, each holder shall have the right, at such holder’s option, to require the Company to repurchase all or any portion of the Notes held by such holder, on August 1, 2014, August 1, 2017, and August 1, 2021, at a repurchase price in cash equal to 100% of the principal amount of this Note, together with any accrued and unpaid interest on this Note to, but excluding, the Repurchase Date. The accrued and unpaid interest shall be payable to the holder of record of this Note on the preceding January 15 or July 15, as the case may be. To exercise such right, a holder shall deliver to the Paying Agent the Repurchase Notice containing the information specified by the Indenture, together with the Note, duly endorsed for transfer, or (if the Notes are Global Notes) book-entry transfer of the Note, at any time from 9:00 a.m., New York City time, on the date that is 20 Business Days prior to the applicable Repurchase Date to 5:00 p.m., New York City time, on the Business Day immediately preceding the applicable Repurchase Date.

Holders have the right to withdraw any Repurchase Notice by delivering to the Paying Agent a written notice of withdrawal at any time prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Fundamental Change Repurchase Date or the Repurchase Date, as applicable, all as provided in the Indenture.

If on the Fundamental Change Repurchase Date or the Repurchase Date the Paying Agent holds money sufficient to pay the repurchase price of the Notes that holders have elected to require the Company to repurchase in accordance with the Indenture, then, on the Fundamental Change repurchase Date or the Repurchase Date, as the case may be, such Notes will cease to be outstanding, interest will cease to accrue and all other rights of the holders of such Notes will terminate, other than the right to receive the repurchase price upon delivery or book entry transfer of the Note. This will be the case whether or not book entry transfer of the Note has been made or the Notes has been delivered to the Paying Agent.

Subject to and in compliance with the provisions of the Indenture, on or prior to the Trading Day immediately preceding the Maturity Date, the holder hereof has the right, at its option, to convert each $1,000 principal amount of this Note into cash or, as provided in the Indenture, cash and shares of Common Stock, equal to the conversion rate of 16.7771 shares of Common Stock (a conversion price of approximately $59.61 per share), subject to adjustment from time to time as provided in the Indenture, upon surrender of this Note (if in certificated form) with the form entitled “Conversion Notice” on the reverse hereof duly completed and manually signed, to the Company at the office or agency of the Company maintained for that purpose in the City of New York in accordance with the terms of the Indenture, or at the option of such holder, the Corporate Trust Office, together with any funds required pursuant to the terms of the Indenture, and, unless the shares issuable on conversion, if any, are to be issued in the same name as this Note, duly endorsed by, or accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the holder or by such holder’s duly authorized attorney; provided, however, that at any time prior to the close of business on the trading Day preceding July 1, 2014, holders may convert their Notes only upon the occurrence of specified events set forth in the Indenture. The Company will notify the holder thereof of any event triggering the right to convert the Notes prior to July 1, 2014, as specified above in accordance with the Indenture. In order to exercise the conversion right with respect to any interest in a Global Note, the holder must complete the appropriate instruction form pursuant to the Depositary’s book-entry conversion program, deliver by book-entry delivery an interest in such Global Note, furnish appropriate endorsements and transfer documents if required by the Company or the Trustee or conversion agent, and pay the funds, if any, required pursuant to the terms of the Indenture.

In the event the holder surrenders this Note for conversion in connection with a Fundamental Change occurring prior to August 1, 2014, the Company will increase the applicable Conversion Rate by the Make Whole Amount as and when provided in the Indenture.

No adjustment in respect of interest on any Note converted or dividends on any shares issued upon conversion of such Note will be made upon any conversion except as set forth in the next sentence. If this Note (or portion hereof) is surrendered for conversion during the period from the 5:00 p.m., New York City time, on any applicable Record Date for the payment of interest to 5:00 p.m., New York City time, on the Business Day preceding the corresponding interest payment date, this Note (or portion hereof being converted) must be accompanied by payment, in immediately available funds or other funds acceptable to the Company, of an amount equal to the interest otherwise payable on such interest payment date on the principal amount being converted; provided that no such payment shall be required (1) if the holder surrenders this Note for conversion in connection with a redemption and the Company has specified a Redemption Date that is after a Record Date and on or prior to the corresponding interest payment date, (2) if the holder surrenders this Note in connection with a Fundamental Change and the Company has specified a Fundamental Change Repurchase

Date that is after a Record Date and on or prior to the corresponding interest payment date or (3) to the extent of any overdue interest, if any exists at the time of conversion with respect to this Note. Notwithstanding the foregoing, in the case of Notes submitted for conversion in connection with a Fundamental Change as set forth in the Indenture, such Notes shall continue to represent the right to receive the Make Whole Amount, if any, payable pursuant to the Indenture until such Make Whole Amount is so paid.

No fractional shares will be issued upon any conversion, but an adjustment and payment in cash will be made, as provided in the Indenture, in respect of any fraction of a share which would otherwise be issuable upon the surrender of any Note or Notes for conversion.

A Note in respect of which a holder is exercising its right to require repurchase may be converted only if such holder validly withdraws its election to exercise such right to require repurchase in accordance with the terms of the Indenture.

Any Notes called for redemption, unless surrendered for conversion by the holders thereof on or before 5:00 p.m., New York City time, on the Trading Day preceding the Redemption Date, may be deemed, to the fullest extent required by law, to be redeemed from the holders of such Notes for an amount equal to the applicable redemption price, together with accrued but unpaid interest to, but excluding, the date fixed for redemption, by one or more investment banks or other purchasers who may agree with the Company (i) to purchase such Notes from the holders thereof and convert them into cash and, if applicable, shares of Common Stock, and (ii) to make payment for such Notes as aforesaid to the Trustee in trust for the holders.

Upon surrender for registration of transfer of any Note to the Note Registrar or any co-registrar, and satisfaction of the requirements for such transfer set forth in the Indenture, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture. No service charge shall be made to any holder for any registration of, transfer or exchange of Notes, but the Company may require payment by the holder of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes.

The Company, the Trustee, any Paying Agent, any conversion agent and any Note Registrar may deem the Person in whose name this Note shall be registered upon the Note Register to be, and may treat it as, the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing thereon made by any Person other than the Company or any Note Registrar) for the purpose of receiving payment of or on account of the principal of, premium, if any, and interest on this Note, for conversion of this Note and for all other purposes; and neither the Company nor the Trustee nor any Paying Agent nor any conversion agent nor any Note Registrar shall be affected by any notice to the contrary. All such payments so made to any holder for the time being, or upon his order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for monies payable upon any this Note.

No recourse for the payment of the principal of or any premium or interest on this Note, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any supplemental indenture or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, member, manager, employee, agent, officer, director or subsidiary, as such, past, present or future, of the Company or of any successor thereto, either directly or through the Company or any of the Company’s subsidiaries or of any successor thereto, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as consideration for, the execution of the Indenture and the issue of this Note.

In addition to the rights provided to holders of Notes under the Indenture, holders shall have all the rights set forth in the Registration Rights Agreement dated as of June 13, 2006, between the Company and the Initial Purchasers named therein (the “Registration Rights Agreement”).

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM -	as tenants in common	UNIF GIFT MIN ACT -___ Custodian ___
TEN ENT -	as tenant by the entireties	(Cust) (Minor)

JT TEN -	as joint tenants with right of survivorship and not as tenants in common	under Uniform Gifts to Minors Act ____________________________ (State)

Additional abbreviations may also be used though not in the above list.

CONVERSION NOTICE

TO:	ADVANCED MEDICAL OPTICS, INC.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

The undersigned registered owner of this Note hereby irrevocably exercises the option to convert this Note, or the portion thereof (which is $1,000 or a multiple thereof) below designated, into cash and, if applicable, shares of Common Stock of Advanced Medical Optics, Inc., as applicable, in accordance with the terms of the Indenture referred to in this Note, and directs that the shares, if any, issuable and deliverable upon such conversion, together with any check in payment for cash, if any, payable upon conversion or for fractional shares and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture. If shares or any portion of this Note not converted are to be issued in the name of a person other than the undersigned, the undersigned will provide the appropriate information below and pay all transfer taxes payable with respect thereto. Any amount required to be paid by the undersigned on account of interest accompanies this Note.

Dated: ______________________

Signature(s)

Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Signature Guarantee

Fill in the registration of shares of Common Stock, if any, if to be issued, and Notes if to be delivered, and the person to whom cash and payment for fractional shares is to be made, if to be made, other than to and in the name of the registered holder:

Please print name and address

(Name)

(Street Address)

(City, State and Zip Code)

Principal amount to be converted (if less than all):

$

Social Security or Other Taxpayer Identification Number:

NOTICE: The signature on this Conversion Notice must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

REPURCHASE NOTICE

TO:	ADVANCED MEDICAL OPTICS, INC.

U.S. BANK NATIONAL ASSOCIATION

The undersigned registered owner of this Note hereby irrevocably acknowledges receipt of a notice from Advanced Medical Optics, Inc. (the “Company”) regarding the right of holders to elect to require the Company to repurchase the Notes and requests and instructs the Company to repay the entire principal amount of this Note, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in cash, in accordance with the terms of the Indenture at the price of 100% of such entire principal amount or portion thereof, together with accrued and unpaid interest to, but excluding, the Repurchase Date or the Fundamental Change Repurchase Date, as the case may be, to the registered holder hereof. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture. The Notes shall be repurchased by the Company as of the Repurchase Date or the Fundamental Change Repurchase Date, as the case may be, pursuant to the terms and conditions specified in the Indenture.

NOTICE: The above signatures of the holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Note Certificate Number (if applicable): ____________________________

Principal amount to be repurchased (if less than all, must be $1,000 or whole multiples thereof): ______________________

Social Security or Other Taxpayer Identification Number: ________________

ASSIGNMENT

For value received ________________________________________ hereby sell(s) assign(s) and transfer(s) unto ___________________________________ (Please insert social security or other Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints ______________________________________ attorney to transfer said Note on the books of the Company, with full power of substitution in the premises.

In connection with any transfer of the Note prior to the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision) (other than any transfer pursuant to a registration statement that has been declared effective under the Securities Act), the undersigned confirms that such Note is being transferred:

☐	To Advanced Medical Optics, Inc. or a subsidiary thereof; or

☐	To a “qualified institutional buyer” in compliance with Rule 144A under the Securities Act of 1933, as amended; or

☐	Pursuant to and in compliance with Rule 144 under the Securities Act of 1933, as amended; or

☐	Pursuant to a Registration Statement which has been declared effective under the Securities Act of 1933, as amended, and which continues to be effective at the time of transfer;

and unless the Note has been transferred to Advanced Medical Optics, Inc. or a subsidiary thereof, the undersigned confirms that such Note is not being transferred to an “affiliate” of the Company as defined in Rule 144 under the Securities Act of 1933, as amended.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered holder thereof.

Dated: ______________________

Signature(s)

Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Signature Guarantee

NOTICE: The signature on this Assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

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